Exhibit 99.2

FOR IMMEDIATE RELEASE January 29, 2023

Scilex Holding Company Announces that its Majority Stockholder, Sorrento Therapeutics, Inc., has Issued an “FAQ” Regarding the Dividend of Scilex Holding Company Common Stock

PALO ALTO, January 29, 2023 (GLOBE NEWSWIRE) — Scilex Holding Company (Nasdaq: SCLX) announced that its majority stockholder, Sorrento Therapeutics, Inc. (Nasdaq: SRNE, “Sorrento”) today posted a “Frequently Asked Questions” document under the “Investors” section of its website at www.sorrentotherapeutics.com regarding its recent dividend to Sorrento stockholders of shares of common stock of Scilex Holding Company held by Sorrento.

The FAQs address questions regarding the details of the dividend, including the record date, payment date, dividend ratio, distribution of the shares of Scilex common stock, how Sorrento stockholders can obtain certain information regarding the dividend, CUSIP information for Scilex common stock, and transfer restrictions on the dividend stock as well as questions related to issues that may arise with respect to the dividend in connection with short positions in Sorrento common stock.

The FAQs and related annexes are included in this press release and can also be found on Scilex’s website https://www.scilexholding.com/investors/faqs/

FREQUENTLY ASKED QUESTIONS

REGARDING THE DIVIDEND OF SCILEX HOLDING COMPANY COMMON STOCK BY SORRENTO THERAPEUTICS, INC.

Q:	What is the dividend of Scilex Common Stock?

A:

On December 30, 2022, Sorrento Therapeutics, Inc. (Sorrento) announced that its board of directors declared a stock dividend (Dividend) consisting of an aggregate of 76,000,000 shares (Dividend Stock) of common stock of Scilex Holding Company held by Sorrento to record holders of:

•	Sorrento’s common stock (Record Common Holders) as of the close of business on the Record Date, and

•

certain warrants to purchase Sorrento common stock (which have or may have the right to participate in the Dividend pursuant to the terms of their respective warrants) (Record Warrant Holders and together with the Record Common Holders, Record Holders).

The Dividend would be apportioned on a pro rata basis among such holders in accordance with each holder’s ownership percentage of Sorrento common stock (assuming the full exercise of all outstanding warrants to purchase Sorrento common stock) as of the Record Date as set forth in the records of Sorrento’s transfer agent (with respect to the Record Common Holders) and Sorrento (with respect to the Record Warrant Holders) as of such date.

No fractional shares will be issued in connection with the Dividend and the Record Holders who otherwise would be entitled to receive fractional shares of Scilex common stock are entitled to receive cash (without interest or deduction) in lieu of such fractional shares in an amount equal to the product obtained by multiplying (a) $5.87 (which represents the closing price of Scilex common stock on the Record Date), by (b) the fraction of one share of Scilex common stock that such Record Holder would have otherwise been entitled to receive as a Dividend in respect of shares of Sorrento common stock held by such Record Holder (after aggregating all such fractional shares otherwise issuable to such Record Holder in connection with the Dividend) (Cash-in-Lieu Payment).

Q:	What was the Record Date for the Dividend?

A:	The Record Date for determining the Sorrento stockholders who are entitled to receive Dividend Stock was January 9, 2023.

Q:	What was the Payment Date for the Dividend Stock?

A:	The payment date for the Dividend Stock was January 19, 2023 (Payment Date).

Q:	What was the Dividend Ratio?

A:

The dividend ratio is 0.1410127 of a share of Scilex common stock for each one share of Sorrento common stock held (or underlying the applicable warrants) by the Record Holders as of the close of business on the Record Date.

Q:	Will I receive Dividend Stock?

A:	If you are a Record Common Holder, meaning you held Sorrento common stock as of the close of business on the Record Date, you are entitled to receive the Dividend Stock.

Q:	How do I know if I am a Record Common Holder?

A:	Stockholder of Record: Shares Registered in Your Name

If at the close of business on January 9, 2023, your shares of Sorrento common stock were registered directly in your name with Sorrento’s transfer agent, Pacific Stock Transfer Company (PST), then you are the stockholder of record for these shares and a Record Common Holder.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on January 9, 2023, your shares of Sorrento common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the organization holding your account is considered the stockholder of record, or the Record Common Holder, for purposes of the Dividend. As a beneficial owner, you have the right to direct your broker, bank or other agent with respect to the portion of Dividend Stock of which you are a beneficial owner and how it is reflected in your account.

Q:	What information and documentation was distributed to the Record Common Holders in connection with the Dividend?

A:	Stockholder of Record: Shares Registered in Your Name

If at the close of business on January 9, 2023, your shares of Sorrento common stock were registered directly in your name with Sorrento’s transfer agent, PST, then PST mailed the Information Statement to your address on record with PST. A copy of the Information Statement is attached to this FAQ as Annex A.

In addition, on January 19, 2023, Scilex’s transfer agent, Continental Stock Transfer & Trust Company (CST), distributed to you as a Record Common Holder (i) your pro rata portion of the Dividend Stock based on the Dividend Ratio and (ii) a Cash-in-Lieu Payment, if you otherwise were entitled to receive fractional shares of Scilex common stock.

The Dividend Stock is evidenced by a book-entry/DRS transaction confirmation (Dividend Confirmation), which Dividend Confirmation was mailed to your address on record with Sorrento’s transfer agent, PST. Accordingly, you are now a stockholder of record for your Dividend Stock and your shares are registered directly in your name with Scilex’s transfer agent, CST. If you were entitled to a Cash-in-Lieu Payment, a check for such payment was also mailed to your address on record with PST.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on January 9, 2023, your shares of Sorrento common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the organization holding your account is considered the stockholder of record, or the Record Common Holder, for purposes of the Dividend.

As a Record Common Holder, your broker or other agent should have received the Information Statement directly from PST. A copy of the Information Statement is attached to this FAQ as Annex A.

As a beneficial owner, you have the right to direct your broker, bank or other agent with respect to the Dividend Stock and how it is reflected in your account. Your broker can also assist you with obtaining your Cash-in-Lieu Payment, if any.

Q:	What if I did not receive the Information Statement or a Dividend Confirmation?

A:	A copy of the Information Statement is attached to this FAQ as Annex A.

Stockholder of Record: Shares Registered in Your Name

To obtain a copy of your Dividend Confirmation or to check on the status of your Cash-in-Lieu Payment (if any), please contact Scilex’s transfer agent, CST, by phone or email at:

Continental Stock Transfer & Trust Company

Telephone Number: 800-509-5586

Email Address: cstmail@continentalstock.com

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you hold your shares in “street name” through a brokerage firm, bank, dealer or other similar organization, that organization received a Dividend Confirmation with respect to all Dividend Stock held by its customers and your pro rata portion of the Dividend Stock should be reflected in the statements you receive from your brokerage firm, bank, dealer or other similar organization.

A list of brokerage firms, banks, dealers and other similar organizations that received a Dividend Confirmation for shares held in “street name” is set forth on Annex B of this FAQ.

IF YOU HAVE ANY QUESTIONS REGARDING YOUR STATEMENT OR ANY OTHER COMMUNICATIONS FROM YOUR BROKER OR OTHER AGENT REGARDING THE DIVIDEND STOCK, PLEASE CONTACT THEM IMMEDIATELY.

Q:	Why does my brokerage statement indicate that the Dividend Stock has no value?

A:

If your brokerage statement indicates that the Dividend Stock has no value, please contact your brokerage firm, bank, dealer or other similar organization directly on an immediate basis to ensure that your brokerage statement is accurate and reflects the value of the Dividend Stock.

A list of brokerage firms, banks, dealers and other similar organizations that received a Dividend Confirmation for shares held in “street name” is set forth on Annex B of this FAQ.

Q:	What is the value of the Dividend Stock?

A:	Scilex common stock is listed on The Nasdaq Stock Market LLC under the symbol “SCLX”. You may obtain the trading and closing prices of Scilex common stock on Nasdaq’s website at Nasdaq.com.

Q:	What is the CUSIP number for shares of Scilex common stock?

A:	Scilex’s CUSIP number 80880W106.

Q:	Is there a separate CUSIP number for the Dividend Stock?

A:	No. The CUSIP number for the Dividend Stock is the same as all other shares of Scilex common stock.

Q:	My brokerage statement references an ISIN. What is an ISIN?

A:

ISIN stands for International Securities Identification Numbering system and is the global ISO standard for unique identification of financial and referential instruments, including equity, debt, derivatives and indices.

Note that the ISIN is not the CUSIP number. You should contact your broker immediately for more information about the ISIN and to have the broker include Scilex’s CUSIP number on your brokerage statement.

Q:	Can I transfer, sell, pledge, loan or otherwise dispose and transfer the Dividend Stock?

A:

No. The Dividend Stock you will receive on the Payment Date is subject to restrictions on transfer until May 11, 2023 and your shares of Dividend Stock will reflect the following restrictive legend, which restriction is also included in your Dividend Confirmation:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED, LOANED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHOUT THE CONSENT OF SCILEX HOLDING COMPANY (THE “COMPANY”) PRIOR TO MAY 11, 2023. A TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE DEEMED TO INCLUDE, WITHOUT LIMITATION, THE (A) SALE OR ASSIGNMENT OF, OFFER TO SELL, CONTRACT OR AGREEMENT TO SELL, GRANT OF ANY OPTION TO PURCHASE OR OTHERWISE DISPOSE OF OR AGREEMENT TO DISPOSE OF, DIRECTLY OR INDIRECTLY, OR ESTABLISHMENT OR INCREASE OF A PUT EQUIVALENT POSITION OR LIQUIDATION WITH RESPECT TO OR DECREASE OF A CALL EQUIVALENT POSITION WITHIN THE MEANING OF SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), WITH RESPECT TO, ANY SECURITY OF THE COMPANY, (B) ENTRY INTO ANY SWAP OR OTHER ARRANGEMENT THAT TRANSFERS TO ANOTHER, IN WHOLE OR IN PART, ANY OF THE ECONOMIC CONSEQUENCES OF OWNERSHIP OF ANY SECURITY OF THE COMPANY, WHETHER ANY SUCH TRANSACTION IS TO BE SETTLED BY DELIVERY OF SUCH SECURITIES, IN CASH OR OTHERWISE, AND (C) ENGAGEMENT, WHETHER DIRECTLY OR INDIRECTLY, IN ANY (I) “SHORT SALE” (AS SUCH TERM IS DEFINED IN RULE 200 OF REGULATION SHO OF THE EXCHANGE ACT) OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR (II) HEDGING TRANSACTION, WHICH ESTABLISHES A NET SHORT POSITION WITH RESPECT TO ANY SECURITIES OF THE COMPANY (INCLUDING THE COMMON STOCK OF THE COMPANY), WITH RESPECT TO EACH OF CLAUSES (I) AND (II) HEREOF, EITHER FOR THE HOLDER’S OWN PRINCIPAL ACCOUNT OR FOR THE PRINCIPAL ACCOUNT OF ANY OTHER PERSON.

Q:	When will I be able to transfer, sell, pledge, or otherwise dispose and transfer the Dividend Stock?

A:	The foregoing transfer restrictions on the Dividend Stock will be removed on May 12, 2023, without any action required by you.

Q:	If I loaned my shares of Sorrento common stock to short sellers or any other party as of the Record Date, am I still entitled to receive Dividend Stock as of the Payment Date?

A:

Only Record Holders as of the Record Date are entitled to receive the Dividend Stock. If you were the Record Holder as of the Record Date and are entitled to receive the Dividend Stock, but have not received the Dividend Stock, you may be entitled to receive Dividend Stock from the short seller or other party who borrowed your shares of Sorrento common stock, whether through the lending programs implemented by your brokerage firm, bank, dealer and other similar organization or otherwise. If you were a Record Holder as of the Record Date and have not received your Dividend Stock, please consult with your financial advisor, broker or other agent immediately to determine how to receive your Dividend Stock.

Q:	What if my shares of Sorrento common stock were sold “short” as of the Record Date?

A:

According to Sorrento’s estimates, approximately 60 million or more shares of Sorrento common stock were sold “short” as of the Record Date. In the event your shares of Sorrento common stock were held through a brokerage firm, bank, dealer or other similar organization and were sold “short” as of the Record Date, you should consult with your financial advisor, broker or other agent immediately to determine whether you may also be deemed “short” Scilex common stock as a result of the Dividend, as well as any obligations required for you to cover your “short” position(s).

Note that “naked short” sales or “naked short” positions in any Sorrento common stock may constitute a violation of SEC Regulation SHO.

Q:	What if my shares of Scilex common stock issued as the Dividend Stock were sold “short” because my Sorrento common stock was sold “short” as of the Payment Date?

A:

According to Sorrento’s estimates, approximately 8.4 million or more shares of Scilex common stock were deemed to have been sold “short” as of the Payment Date as a result of the “short” positions of the underlying Sorrento common stock referenced above.

In the event your shares of Scilex common stock issued as the Dividend Stock are held through a brokerage firm, bank, dealer or other similar organization and were deemed to have been sold “short” as of the Payment Date as a result of a “short” position in Sorrento’s underlying common stock referenced above, you should consult with your financial advisor, broker or other agent immediately to determine any obligations required to cover your “short” position(s) of Scilex common shares.

Note that “naked short” sales or “naked short” positions in any Scilex common stock may constitute a violation of SEC Regulation SHO.

Q:	If I am deemed “short” the Scilex Divided Stock, what is the borrowing cost for my “short” position in shares of Scilex common stock?

A:

According to recent reports from various brokerage firms lending shares of Scilex common stock for “short” sales, the current borrowing interest rate is estimated to be over 400% per year. If your Scilex common stock is held through a brokerage firm, bank, dealer or other similar organization and you have a “short” position, please consult with your financial advisor, broker or other agent immediately to determine your borrowing interest rate for your “short” position(s) of Scilex common stock.

Note that “naked short” sales or “naked short” positions in any Scilex common stock may constitute a violation of SEC Regulation SHO.

Q:	What is the estimated “short” position of the Scilex common stock as of the Payment Date?

A:	According to Sorrento’s estimates, approximately 8.4 million or more shares of Scilex common stock were deemed to have been sold “short” as of the Payment Date.

If your Scilex common stock is held through a brokerage firm, bank, dealer or other similar organization and your shares of Scilex common stock were sold “short” as of the Payment Date, you should consult with your financial advisor, broker or other agent immediately to determine any obligations required to cover your “short” position(s) of Scilex common shares.

Note that “naked short” sales or “naked short” positions in any Scilex common stock may constitute a violation of SEC Regulation SHO.

Q:	What is the public float (i.e., unrestricted and freely tradeable shares) of the Scilex common stock as of the Payment Date?

A:

Approximately 2.5 million shares of Scilex common stock were unrestricted and freely tradable as of the Payment Date. This public float may be increased if some or all of the unrestricted and freely tradable “public” warrants to purchase shares of Scilex common stock are exercised. The exercise price of the Scilex “public” warrants is $11.50 per share (subject to adjustment for recapitalizations, stock splits and similar transactions and as provided in the warrants).

Q:	How many Scilex warrants are currently outstanding?

A:

There are approximately 11 million unrestricted and freely tradable warrants to purchase shares of Scilex common stock outstanding and such warrants have an exercise price of $11.50 per share (subject to adjustment for recapitalizations, stock splits and similar transactions and as provided in the warrants). Sorrento owns approximately 4.5 million Scilex warrants (of which approximately 3.1 million are private warrants) and Vickers Venture Fund VI Pte Ltd and its affiliates own one million Scilex private warrants.

Q:

Will Scilex management take any actions with respect to the substantial “naked short” positions of Scilex common stock that represents approximately three times the public float of Scilex common stock?

A:

Yes. The management teams of both Scilex and Sorrento are in consultation with their outside legal counsel to explore all legal avenues to resolve the imbalance of the substantial “naked short” positions of Scilex common stock estimated to be approximately 8.4 million or more shares of Scilex common stock as compared to the limited public float of approximately 2.5 million shares of Scilex common stock.

Scilex and Sorrento will send a written notification to the Financial Industry Regulatory Authority (FINRA), which oversees U.S. broker-dealers, to advise FINRA of the substantial “naked short” positions of Scilex common stock. Sorrento and Scilex will offer to work closely with FINRA and other regulatory agencies to enforce compliance with applicable laws, rules and regulations governing market participants, which strictly prohibit intentional or abusive “naked shorting” of publicly traded securities.

Annex A

Information Statement

January 10, 2023

Dear Sorrento Therapeutics, Inc. Stockholder:

As Sorrento Therapeutics, Inc. (“Sorrento”) previously announced, on December 29, 2022 our board of directors declared a stock dividend (the “Dividend”) consisting of an aggregate of 76,000,000 shares (the “Dividend Stock”) of common stock, par value $0.0001 per share, of Scilex Holding Company (“Scilex Common Stock”) held by Sorrento to record holders of (i) Sorrento’s common stock, par value $0.0001 per share (such stock, the “Sorrento Common Stock” and such record holders, the “Record Common Holders”) as of the close of business on January 9, 2023 (the “Record Date”), and (ii) certain warrants to purchase Sorrento Common Stock that, among other things, have not been exercised prior to the ex-dividend date under the rules of The Nasdaq Stock Market LLC (and which have or may have the right to participate in the Dividend pursuant to the terms of their respective warrants) (the “Record Warrant Holders” and together with the Record Common Holders, the “Record Holders”), which Dividend shall be paid on January 19, 2023 (the “Payment Date”) and shall be apportioned on a pro rata basis among the Record Holders in accordance with each Record Holder’s ownership percentage of Sorrento Common Stock (assuming the full exercise of all outstanding warrants to purchase Sorrento Common Stock) as of the Record Date as set forth in the records of Sorrento’s transfer agent (with respect to the Record Common Holders) and Sorrento (with respect to the Record Warrant Holders) as of such date.

Scilex Holding Company (“Scilex”) is Sorrento’s majority-controlled, public-reporting subsidiary and the Scilex Common Stock is currently listed and traded on the Nasdaq Capital Market under the ticker symbol “SCLX”. As a public-reporting company, Scilex files periodic reports and other information with the SEC, which reports and other information can be found on the Securities and Exchange Commission’s Internet site at http://www.sec.gov.

Each Record Common Holder will receive (and each applicable Record Warrantholder will be entitled to receive following the exercise of such holder’s applicable warrants) 0.1410127 of a share of Scilex Common Stock for each one (1) share of Sorrento Common Stock held (or underlying the applicable warrants) by such Record Holder as of the close of business on the Record Date. The Dividend Stock will be subject to certain transfer restrictions through May 11, 2023, as more fully described in the attached information statement and notice. Payment of the Dividend is conditioned upon Sorrento’s board of directors not revoking the dividend prior to the Payment Date.

The Dividend Stock will be paid out in uncertificated (i.e., book-entry) form, which means that no physical share certificates will be delivered to you. No fractional shares of Scilex Common Stock will be issued in the Dividend. To the extent a Record Holder of Sorrento would otherwise be entitled to receive fractional shares of Scilex Common Stock in the Dividend, such holders shall receive cash (without interest or deduction) in lieu of such fractional shares in an amount equal to the product obtained by multiplying (a) the closing price of Scilex Common Stock on the Nasdaq Capital Market on the Record Date, by (b) the fraction of one share of Scilex Common Stock that such equityholder would have otherwise been entitled to receive as a Dividend in respect of shares of Sorrento Common Stock held by such Record Holder (after aggregating all such fractional shares otherwise issuable to such equityholder in connection with the Dividend).

You should consult your own tax advisor as to the particular tax consequences of the Dividend, including potential tax consequences under state, local, and non-U.S. tax laws.

The Dividend does not require Sorrento stockholder approval, and you do not need to take any action to receive your Dividend Stock. Upon the payment of the Dividend, you will own common stock in both Sorrento (if you retained this stock following the Record Date) and Scilex. Sorrento Common Stock is expected to continue to trade on the Nasdaq Capital Market under the ticker symbol “SRNE” and Scilex Common Stock is expected to continue to trade on the Nasdaq Capital Market under the ticker symbol “SCLX”.

Scilex is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex believes that its innovative non-opioid product portfolio has the potential to provide effective pain management therapies that can have a transformative impact on patients’ lives. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes.

We want to thank you for your support of Sorrento (including our subsidiary, Scilex) and it is my great privilege to welcome you as a future stockholder of Scilex, and we look forward to your continued support in the future.

The enclosed information statement and notice, which we are mailing to all Sorrento stockholders as of the close of business on the Record Date, describes the Dividend and refers you to important business and financial information about SCLX, including Scilex’s strategy and plans for near and long-term growth to generate value for its stockholders. We urge you to read this information statement and notice carefully.

Sincerely,

Henry Ji, Ph.D.

Chairman of the Board of Directors, Chief Executive Officer, and President of Sorrento Therapeutics, Inc. and the Executive Chairperson of Scilex Holding Company

INFORMATION STATEMENT

AND

NOTICE PURSUANT TO SECTION 151(F) AND SECTION 202

OF THE DELAWARE GENERAL CORPORATION LAW

SCILEX HOLDING COMPANY

Common Stock, par value $0.0001 per share

Unless the context otherwise requires, references in this information statement to “we,” “us,” “our,” “Scilex,” and “the Company” generally refer to Scilex Holding Company, together with its subsidiaries.

This information statement and notice pursuant to Section 151(f) and Section 202 of the General Corporation Law of the State of Delaware (“DGCL”), including the Summary of the Dividend attached hereto, is being furnished to you as a holder of common stock of Sorrento Therapeutics, Inc. (“Sorrento”). As Sorrento previously announced, on December 29, 2022 Sorrento’s board of directors (the “Sorrento Board”) declared a stock dividend (the “Dividend”) consisting of an aggregate of 76,000,000 shares (the “Dividend Stock”) of common stock, par value $0.0001 per share, of Scilex Holding Company (“Scilex Common Stock”) held by Sorrento to record holders of (i) Sorrento’s common stock, par value $0.0001 per share (such stock, the “Sorrento Common Stock” and such record holders, the “Record Common Holders”) as of the close of business on January 9, 2023 (the “Record Date”), and (ii) certain warrants to purchase Sorrento Common Stock that, among other things, have not been exercised prior to the ex-dividend date under the rules of The Nasdaq Stock Market LLC (and which have or may have the right to participate in the Dividend pursuant to the terms of their respective warrants) (the “Record Warrant Holders” and together with the Record Common Holders, the “Record Holders”), which Dividend (unless otherwise determined by the Board) shall be paid on January 19, 2023 (the “Payment Date”) and shall be apportioned on a pro rata basis among the Record Holders in accordance with each Record Holder’s ownership percentage of Sorrento Common Stock (assuming the full exercise of all outstanding warrants to purchase Sorrento Common Stock) as of the Record Date as set forth in the records of Sorrento’s transfer agent (with respect to the Record Common Holders) and Sorrento (with respect to the Record Warrant Holders) as of such date.

We are a majority-controlled, public-reporting subsidiary of Sorrento (which currently holds 96.7% of our currently outstanding voting stock). The Scilex Common Stock is currently listed and traded on the Nasdaq Capital Market under the ticker symbol “SCLX”. As a public-reporting company, Scilex files periodic reports and other information with the Securities and Exchange Commission (“SEC”), which reports and other information can be found on the Securities and Exchange Commission’s Internet site at http://www.sec.gov.

Scilex is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex believes that its innovative non-opioid product portfolio has the potential to provide effective pain management therapies that can have a transformative impact on patients’ lives. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes. Scilex launched its first commercial product in October 2018 and is developing its late-stage pipeline, which includes a pivotal Phase 3 candidate, a Phase 2 candidate and a Phase 1 candidate that is expected to enter into Phase 2 studies in the first half of 2023. Scilex’s commercial product, ZTlido (lidocaine topical system) 1.8% (“ZTlido”) is a prescription lidocaine topical product approved by the U.S. Food and Drug Administration, for the relief of neuropathic pain associated with postherpetic neuralgia which is a form of post-shingles nerve pain. ZTlido possesses novel delivery and adhesion technology designed to address many of the limitations of current prescription lidocaine patches by providing significantly improved adhesion and continuous pain relief throughout the 12-hour administration period.

On the payment date for the Dividend, each Record Common Holder will receive (and each applicable Record Warrantholder will be entitled to receive following the exercise of such holder’s applicable warrants) 0.1410127 of a share of Scilex Common Stock for each one (1) share of Sorrento Common Stock held (or underlying the applicable warrants) by such Record Holder as of the close of business on the Record Date. In lieu of receiving fractional shares of Dividend Stock otherwise apportioned to the Record Common Holder, each Record Common Holder will receive cash representing the fair market value of such fractional shares. The Dividend Stock will be subject to certain transfer restrictions through May 11, 2023, as more fully described below. Payment of the Dividend is conditioned upon the Sorrento Board not revoking the dividend prior to the Payment Date.

Immediately after Sorrento completes the Dividend, Sorrento will hold approximately 52.1% of our currently outstanding voting stock.

You are urged to consult your tax advisor as to the particular U.S. federal, state, local, and non-U.S. tax consequences to you of receiving the Dividend.

If you are a corporate U.S. Holder (as defined below), you may be eligible for a dividends-received deduction (subject to certain requirements and limitations) with respect to your receipt of the Dividend, but the Dividend may be subject to certain “extraordinary dividend” provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Such provisions may result in a reduction in the adjusted basis of your Sorrento Common Stock and, potentially, recognition of gain.

If you are a non-corporate U.S. Holder (as defined below), the Dividend (including cash paid in lieu of fractional shares) to be made to you may be subject to backup withholding at a rate of 24% of the fair market value of such Dividend, unless you provide a correct taxpayer identification number by delivering a properly executed IRS Form W-9 (or successor form).

If you are not a U.S. Holder (as defined below), the Dividend (including cash paid in lieu of fractional shares) to be made to you may be subject to withholding at a rate of 30% of the fair market value of such Dividend, unless you establish an entitlement to a reduced rate of withholding by providing a properly executed IRS Form W-8 BEN, W-8BEN-E, or other applicable IRS Form W-8 (or successor form).

As used above, a “U.S. Holder” is a beneficial owner of Sorrento Common Stock that for U.S. federal income tax purposes is (a) an individual who is a citizen or resident of the United States; (b) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia; (c) an estate, the income of which is subject to United States federal income taxation regardless of its source; or (d) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons has the authority to control all substantial decisions of the trust, or, if the trust was in existence on August 20, 1996, and it has elected to continue to be treated as a United States person.

The Dividend (including cash paid in lieu of fractional shares of Dividend Stock) may be includable in ordinary taxable income to you in the year that includes the Payment Date to the extent of a portion of Sorrento’s current and accumulated earnings and profits. To the extent that the fair market value of the Dividend exceeds Sorrento’s current and accumulated earnings and profits, the Dividend will first be treated as a non-taxable return of basis, and any amounts in excess of such adjusted basis will constitute capital gain.

No vote or other action is required by you to receive the Dividend Stock. You will not be required to pay anything to Sorrento or Scilex for the new shares or to surrender any of your shares of Sorrento Common Stock. We are not asking you for a proxy, and you should not send us a proxy or your share certificates.

In reviewing this information statement, you should carefully review the reports and other information that we file with the SEC and we specifically refer you to our (i) registration statement on Form S-4 (File No. 333-264941), including the appendices and exhibits thereto, under the Securities Act, initially filed with the Securities and Exchange Commission (“SEC”) on May 13, 2022 (as subsequently amended), which was declared effective by the SEC on October 28, 2022 (the “Registration Statement”), (ii) final prospectus with respect to the Registration Statement, filed with the SEC on October 28, 2022 (the “Prospectus”), and (iii) Current Report on Form 8-K, filed with the SEC on November 17, 2022 (the “Super 8-K” and together with the Registration Statement and the Prospectus, the “Disclosure Materials”).

You should also carefully review the risks and uncertainties described under the heading “Risk Factors” in the Registration Statement and Prospectus.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved these securities or determined if this information statement is truthful or complete. Any representation to the contrary is a criminal offense.

This information statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this information statement and notice pursuant to Section 151(f) and Section 202 of the DGCL is January 10, 2022.

SUMMARY OF THE DIVIDEND

Distributing Company:	Sorrento Therapeutics, Inc.

Distributed Company:	Scilex Holding Company, a majority-controlled, public reporting subsidiary of Sorrento

Dividend Stock:	Sorrento will distribute an aggregate of 76,000,000 shares of Scilex Common Stock in the Dividend.

Dividend Ratio:	Each Record Common Holder will receive (and each applicable Record Warrantholder will be entitled to receive following the exercise of such holder’s applicable warrants) 0.1410127 of a share of Scilex Common Stock for each one (1) share of Sorrento Common Stock held (or underlying the applicable warrants) by such Record Holder as of the close of business on the Record Date.

Treatment of Fractional Shares:	No fractional shares shall be issued in connection with the Dividend and the Record Holders who otherwise would be entitled to receive fractional shares of the Scilex Common Stock shall receive cash (without interest or deduction) in lieu of such fractional shares in an amount equal to the product obtained by multiplying (a) the closing price of Scilex Common Stock on the Nasdaq Capital Market on the Record Date, by (b) the fraction of one share of Scilex Common Stock that such Record Holder would have otherwise been entitled to receive as a Dividend in respect of shares of Sorrento Common Stock held by such Record Holder (after aggregating all such fractional shares otherwise issuable to such Record Holder in connection with the Dividend).

Record Date:	January 9, 2023

Payment Date:	January 19, 2023

Dividend:	On the Payment Date, Sorrento, with the assistance of Continental Stock Transfer & Trust Company, Scilex’s transfer agent (“Continental”), will electronically distribute shares of Scilex Common Stock to you via a registered position held at Continental until the expiration of the lock-up period described below. You will not be required to make any payment to Sorrento or Scilex or surrender or exchange your shares of Sorrento Common Stock to receive your shares of Scilex Common Stock on the Payment Date.

Market for Scilex Common Stock:	Our common stock is listed on the Nasdaq Capital Market under the symbol “SCLX”.

Transfer Agent for Scilex:	Continental Stock Transfer & Trust Company

Notice of Transfer Restrictions:	Notice is hereby given pursuant to Sections 151(f) and 202 of the Delaware General Corporation Law (“DGCL”), that the shares of Scilex Common Stock you will receive as a Dividend will be issued to you in uncertificated (i.e., book-entry) form.

The Dividend Stock you will receive on the Payment Date will be subject to restrictions on transfer until May 11, 2023 and your shares of Dividend Stock will reflect the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED, LOANED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHOUT THE CONSENT OF SCILEX HOLDING COMPANY (THE “COMPANY”) PRIOR TO MAY 11, 2023. A TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE DEEMED TO INCLUDE, WITHOUT LIMITATION, THE (A) SALE OR ASSIGNMENT OF, OFFER TO SELL, CONTRACT OR AGREEMENT TO SELL, GRANT OF ANY OPTION TO PURCHASE OR OTHERWISE DISPOSE OF OR AGREEMENT TO DISPOSE OF, DIRECTLY OR INDIRECTLY, OR ESTABLISHMENT OR INCREASE OF A PUT EQUIVALENT POSITION OR LIQUIDATION WITH RESPECT TO OR DECREASE OF A CALL EQUIVALENT POSITION WITHIN THE MEANING OF SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), WITH RESPECT TO, ANY SECURITY OF THE COMPANY, (B) ENTRY INTO ANY SWAP OR OTHER ARRANGEMENT THAT TRANSFERS TO ANOTHER, IN WHOLE OR IN PART, ANY OF THE ECONOMIC CONSEQUENCES OF OWNERSHIP OF ANY SECURITY OF THE COMPANY, WHETHER ANY SUCH TRANSACTION IS TO BE SETTLED BY DELIVERY OF SUCH SECURITIES, IN CASH OR OTHERWISE, AND (C) ENGAGEMENT, WHETHER DIRECTLY OR INDIRECTLY, IN ANY (I) “SHORT SALE” (AS SUCH TERM IS DEFINED IN RULE 200 OF REGULATION SHO OF THE EXCHANGE ACT) OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR (II) HEDGING TRANSACTION, WHICH ESTABLISHES A NET SHORT POSITION WITH RESPECT TO ANY SECURITIES OF THE COMPANY (INCLUDING THE COMMON STOCK OF THE COMPANY), WITH RESPECT TO EACH OF CLAUSES (I) AND (II) HEREOF, EITHER FOR THE HOLDER’S OWN PRINCIPAL ACCOUNT OR FOR THE PRINCIPAL ACCOUNT OF ANY OTHER PERSON.

In addition, please be advised that the Company will furnish without charge to each stockholder of the Company who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock, or series thereof, of the Company and the qualifications, limitations or restrictions of such preferences and/or rights, which are fixed by the Restated Certificate of Incorporation of the Company, as amended from time to time. Any such request should be directed to the Secretary of the Company.

U.S. Federal Income Tax Consequences:

The Dividend (including cash paid in lieu of fractional shares of Dividend Stock) may be includable in ordinary taxable income to you in the year that includes the Payment Date to the extent of a portion of Sorrento’s current and accumulated earnings and profits. To the extent that the fair market value of the Dividend exceeds Sorrento’s current and accumulated earnings and profits, the Dividend will first be treated as a non-taxable return of basis, and any amounts in excess of such adjusted basis will constitute capital gain.

If you are a corporate U.S. Holder, you may be eligible for a dividends-received deduction (subject to certain requirements and limitations) with respect to your receipt of the Dividend, but the Dividend may be subject to certain “extraordinary dividend” provisions of the Code. Such provisions may result in a reduction of the adjusted basis of your Sorrento Common Stock and, potentially, recognition of gain.

If you are not a U.S. Holder, the Dividend to be made to you may be subject to withholding at a rate of 30% of the fair market value of such Dividend, unless you establish an entitlement to a reduced rate of withholding by providing a properly executed IRS Form W-8 BEN, W-8BEN-E, or other applicable IRS Form W-8 (or successor form).

This discussion does not address all aspects of U.S. federal income taxes. Furthermore, the discussion above is based upon the provisions of the Code, and Treasury regulations, rulings, and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked, or modified, possibly retroactively, and are subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed above. You are urged to consult your tax advisor as to the particular U.S. federal, state, local, and non-U.S. tax consequences to you of receiving the Dividend.

Corporate Information:

We were incorporated under the name “Vickers Vantage Corp. I” on February 21, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On November 9, 2022, we changed our jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. On November 9, 2022, we changed our name to “Scilex Holding Company”.

Our principal executive offices are located at 960 San Antonio Road, Palo Alto, California 94303, and our telephone number is (650) 516-4310. Our website address is www.scilexholding.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this information statement and notice and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

Risk Factors:	Owning shares of Scilex Common Stock involves a high degree of risk. You should carefully read the risk factors, as well as the other information set forth in the Disclosure Materials (as defined below), including matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements” (set forth in the Disclosure Materials).

WHERE YOU CAN FIND MORE INFORMATION

In connection with the completion of our previously announced business combination with Vickers Vantage Corp. I on November 10, 2022 (the “Business Combination”), we have filed (i) a registration statement on Form S-4 (File No. 333-264941), including exhibits, under the Securities Act, initially filed with the SEC on May 13, 2022 (as subsequently amended) and which was declared effective by the SEC on October 28, 2022 (the “Registration Statement”), (ii) a final prospectus with respect to the Registration Statement, filed with the SEC on October 28, 2022 (the “Prospectus”), and (iii) a Current Report on Form 8-K, filed with the SEC on November 17, 2022 (the “Super 8-K” and together with the Registration Statement and the Prospectus, the “Disclosure Materials”).

The Disclosure Materials contain detailed information regarding, among other things, our business, management, executive and director compensation, financial condition (including pro forma information related to the Business Combination, historical financial statements and our management’s discussion and analysis of our financial condition and results of operations), a description of our securities and certain relationships and related party transactions.

If you would like to request a copy of any of the Disclosure Materials, you may do so by contacting Angela Lamb at our transfer agent (Pacific Stock Transfer Company) by email at cs@pacificstocktransfer.com or by phone at 702-361-3033 and such materials will be provided to you free of charge.

In addition, because we are a reporting company we also file periodic reports and other information with the SEC. The SEC maintains an Internet site that contains such reports and other information regarding issuers that file electronically with the SEC, including Scilex Holding Company. The SEC’s Internet site can be found at http://www.sec.gov. You can read copies of such documents, along with copies of reports, proxy statements and other information filed by us with the SEC at the SEC’s website at http://www.sec.gov.

We also maintain a website at www.scilexholding.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this information statement and notice and the inclusion of our website address in this information statement and notice is an inactive textual reference only.

Annex B

Broker List

Broker Name	Broker Address	Broker Name	Broker Address
ABN AMRO CLEARING CHICAGO LLC	175 WEST JACKSON BLVD. CHICAGO IL ILLINOIS 60604 US	Albert Fried & Company LLC	45 BROADWAY, 24TH FLOOR 24TH FLOOR NEW YORK NY NEW YORK 10006 US

AMALGAMATED BANK	275 7TH AVENUE NEW YORK NY NEW YORK 10003 US	AMERICAN ENTERPRISE INVESTMENT SERVICES INC.	682 AMERIPRISE FINANCIAL CENTER MINNEAPOLIS MN MINNESOTA 55474 US

APEX CLEARING CORPORATION	2 GATEWAY CENTER 283-299 MARKET ST 16TH FLOOR NEWARK NJ NEW JERSEY 07102-5005 US	BANK OF AMERICA, NA/GWIM TRUST OPERATIONS	901 MAIN STREET 12TH FLOOR DALLAS TX TEXAS 23113 US

BANK OF NEW YORK MELLON	111 SANDERS CREEK PARKWAY 2ND FLOOR 2ND FLOOR EAST SYRACUSE NY NEW YORK 13057 US.	BARCLAYS CAPITAL INC.	DTC CUSTODY PARTICIPANT- NY WINDOW -570 WASHINGTON BLVD (ATTN: ROSA HICKS-MILLER OR ROBERT MENDEZ JERSEY CITY NJ NEW JERSEY 07310 US

BARCLAYS CAPITAL INC.	DTC CUSTODY PARTICIPANT- NY WINDOW -570 WASHINGTON BLVD (ATTN: ROSA HICKS-MILLER OR ROBERT MENDEZ JERSEY CITY NJ NEW JERSEY 07310 US	BMO CAPITAL MARKETS CORP.	3 2ND STREET 12TH FLOOR JERSEY CITY NJ NEW JERSEY 07302 US

BMO HARRIS BANK NA/TRUST	11270 W PARK PL MILWAUKEE WI WISCONSIN 53224 US	BMO Nesbitt Burns Inc., Toronto	250 YONGE STREET, 7TH FLOOR 7TH FLOOR TORONTO ON ONTARIO M5B 2M8 CA CANADA

Broker Name	Broker Address	Broker Name	Broker Address
BNP PARIBAS, NEW YORK BRANCH/BNP PARIBAS PRIME BROKERAGE CUSTODIAN	100 WEST 33RD STREET 3RD FLOOR NEW YORK NY NEW YORK 10001	BNP PARIBAS, NEW YORK BRANCH/BNP PARIBAS PRIME BROKERAGE CUSTODIAN	100 WEST 33RD STREET 3RD FLOOR NEW YORK NY NEW YORK 10001

BNY MELLON	PO BOX 392002 500 ROSS STREET PITTSBURGH PA PENNSYLVANIA 15262 US	BNY MELLON/WEALTH MANAGEMENT	1 FREEDOM VALLEY DRIVE OAKS PA PENNSYLVANIA 19456 US

BNYMELLON	111 SANDERS CREEK PARKWAY 2ND FLOOR 2ND FLOOR EAST SYRACUSE NY NEW YORK 13057 US	BNYMELLON/RE BARCLAYS CAPITAL SECURITIES LTD.	ONE WALL STREET NEW YORK NY NEW YORK 10286

BNYMELLON/RE CACEIS BANK LUXEMBOURG	500 Grant St. BNY Mellon Center PITTSBURGH PA PENNSYLVANIA 15258	BNYMELLON/RE CACEIS BANK, NETHERLANDS	111 SANDERS CREEK PARKWAY EAST SYRACUSE NY NEW YORK 13057

BNYMELLON/RE CHARLES STANLEY AND COMPANY, LIMITED	111 SANDERS CREEK PARKWAY 2ND FLOOR 2ND FLOOR EAST SYRACUSE NY NEW YORK 13057 US	BNYMELLON/RE ETF—ISHARES DTC/NSCC	111 SANDERS CREEK PARKWAY EAST SYRACUSE NY NEW YORK 13057

BNYMELLON/RE WINTERFLOOD SECURITIES LTD	500 Grant St. BNY Mellon Center PITTSBURGH PA PENNSYLVANIA 15258	BOFA	4804 Deer Lake Drive East FL9-803-04-04- 4th floor JACKSONVILLE FL FLORIDA 32246 US

BOFA	4804 Deer Lake Drive East FL9-803-04-04- 4th floor JACKSONVILLE FL FLORIDA 32246 US	BOFA SECURITIES INC	4804 Deer Lake Drive East FL9-803-04-04- 4th floor JACKSONVILLE FL FLORIDA 32246 US

BROWN BROTHERS HARRIMAN & CO.	140 BROADWAY ATTN: CORPORATE ACTIONS VAULT NEW YORK NY NEW YORK 10005 US	BROWN BROTHERS HARRIMAN & CO./ETF	140 BROADWAY NEW YORK NY NEW YORK 10005

CALDWELL SECURITIES LTD./CDS**	55 UNIVERSITY AVENUE SUITE 340 TORONTO ON ONTARIO M5J 2H7 CANADA	CANACCORD GENUITY CORP.	609 GRANVILLE ST VANCOUVER BC BRITISH COLUMBIA V7Y 1H2 CA CANADA

Broker Name	Broker Address	Broker Name	Broker Address
CANTOR, FITZGERALD & CO.	135 E 57TH ST 5TH FL NEW YORK NY NEW YORK 10041 US	CDS CLEARING AND DEPOSITORY SERVICES INC.	100 ADELAIDE STREET WEST TORONTO ON ONTARIO M5H 1S3 CA CANADA

CETERA INVESTMENT SERVICES LLC	400 FIRST STREET SOUTH, SUITE 300 SUITE 300 ST. CLOUD MN MINNESOTA 56302-0283 US	CHARLES SCHWAB & CO., INC.	211 MAIN STREET SAN FRANCISCO CA CALIFORNIA 94105 US

CI INVESTMENT SERVICES INC.	199 BAY STREET SUITE 2600 TORONTO ON ONTARIO M5L 1E2 CA CANADA	CIBC WORLD MARKETS INC./CDS**	161 BAY STREET 10 FL TORONTO ON ONTARIO M5J 2S8 CA CANADA

CITIBANK, N.A./ETF	3800 CITIGROUP CENTER B2/2 TAMPA FL FLORIDA 33610	CITIBANK, NATIONAL ASSOCIATION	3800 CITIBANK CENTER TAMPA BLDG.B FIRST FLOOR ZONE 8 TAMPA FL FLORIDA 33610-9122 US

CITIGROUP GLOBAL MARKETS, INC.	580 CROSSPOINT PARKWAY GETZVILLE NY NEW YORK 14068 US	CLEAR STREET LLC	4 World Trade Center, 45th Floor 150 Greenwich Street NEW YORK NY NEW YORK 10007

CLEARSTREET IO	55 BROADWAY (SUITE 2102) CORPORATE ACTIONS NEW YORK NEW YORK 10006 US	COMMERCE BANK	922 WALNUT STREET MAIL STOP TBTS-2 KANSAS CITY MO MISSOURI 64106 US

COR CLEARING LLC	9300 UNDERWOOD AVE SUITE 400 OMAHA NE NEBRASKA 68114 US	Credential Securities Inc.	800-1111 WEST GEORGIA STREET VANCOUVER BC BRITISH COLUMBIA V6E 4T6 CA CANADA

CREST INTERNATIONAL NOMINEES LIMITED	33 CANNON STREET LONDON EC4M 5SB GB UNITED KINGDO	CURVATURE SECURITIES, LLC	39 MAIN STREET CHATHAM NJ NEW JERSEY 07928 US

D.A. DAVIDSON & CO.	8 3RD STREET NORTH GREAT FALLS MT MONTANA 59401 US	DEPOSITO CENTRAL DE VALORES S.A., DEPOSITO DE VALORES	AVENIDA APOQUINDO # 4001 FLOOR 12, C.P. 7550162, SANTIAGO CL CHILE

Broker Name	Broker Address	Broker Name	Broker Address
DESJARDINS SECURITIES INC.	1253 McGill College 10TH FLOOR MONTREAL QUEBEC H3B 2Y5 CA CANADA	DEUTSCHE BANK AG NY/US CUSTODY	1251 Avenue Of The Americas NEW YORK NY NEW YORK 10020

DEUTSCHE BANK SECURITIES INC.	60 WALL STREET 9TH FLOOR NEW YORK NY NEW YORK 10005 US	DRIVEWEALTH, LLC	15 EXCHANGE PLACE 10TH FLOOR JERSEY CITY NEW JERSEY 07302

E*TRADE CLEARING LLC	HARBORSIDE FINANCIAL CENTER 501 PLAZA 11 JERSEY CITY NJ NEW JERSEY 07311 US	EDWARD D. JONES & CO., L.P.	12555 MANCHESTER ROAD ST. LOUIS MO MISSOURI 63131-3729 US

EDWARD D. JONES & CO., L.P.	201 PROGRESS PARKWAY MARYLAND HEIGHTS MO MISSOURI 63043 US	FIDELITY CLEARING CANADA ULC/CDS**	483 BAY ST. SOUTH TOWER TORONTO ON ONTARIO M5G2N7 CA CANADA

FIFTH THIRD BANK	5001 KINGSLEY DRIVE MAIL DROP 1MOB28 CINCINNATI OH OHIO 45227 US	FOLIO INVESTMENTS, INC.	8180 GREENSBORO DRIVE 8TH FLOOR MCLEAN VA VIRGINIA 22102 US

FUTU CLEARING INC.	12750 Merit Drive SUITE 475 DALLAS TX TEXAS 75251	GMP SECURITIES L.P.	145 KING STREET WEST, SUITE 300 11TH FLOOR TORONTO ON ONTARIO MJ5 1J8 CA CANADA

GOLDMAN, SACHS & CO. LLC	222 SOUTH MAIN STREET Attn: Mandatory Corporate Actions SALT LAKE CITY UT UTAH 84101 US	HAYWOOD SECURITIES INC./CDS**	200 BURRARD ST WATERFRONT CENTRE SUITE 700 VANCOUVER BC BRITISH COLUMBIA V6C 3L6 CANADA

HILLTOP SECURITIES INC.	1201 ELM ST. 35TH FLOOR DALLAS TX TEXAS 75270 US	HRT FINANCIAL LLC	150 GREENWICH STREET (ATTN: SETTLEMENT) FOUR WORLD TRADE CENTER 57TH FLOOR NEW YORK NY NEW YORK 10007 US

Broker Name	Broker Address	Broker Name	Broker Address
HSBC BANK USA, NA/HSBC CUSTODY & CLEARING SERVICES FOR STOCK LOAN	452 FIFTH AVENUE ATTN: HBUS CCS SETTS NEW YORK NY NEW YORK 10018 US	HSBC BANK USA, NATIONAL ASSOCIATION	452 FIFTH AVENUE ATTN: HBUS CCS SETTS NEW YORK NEW YORK 10018 US

INTERACTIVE BROKERS LLC	2 PICKWICK PLAZA 2ND FLOOR GREENWICH CT CONNECTICUT 06830 US	J.P. MORGAN CHASE BANK NA/FBO BLACKROCK CTF	1111 POLARIS PARKWAY COLUMBUS OH OHIO 43240

J.P. MORGAN CLEARING CORP.	FOUR CHASE METROTECH CENTER 3RD FLOOR BROOKLYN NY NEW YORK 11201 US	JANNEY MONTGOMERY SCOTT LLC	1717 ARCH STREET 17TH FLOOR PHILADELPHIA PA PENNSYLVANIA 19103 US

JEFFERIES LLC	101 HUDSON STREET, 11th Floor NEW JERSEY NJ NEW JERSEY 07302 US	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION	FOUR CHASE METROTECH CENTER 3RD FLOOR BROOKLYN NY NEW YORK 11201 US

JPMORGAN CHASE BANK/EUROCLEAR BANK	FOUR CHASE METROTECH CENTER 3RD FLOOR BROOKLYN NY NEW YORK 11245 US	JPMORGAN CHASE BANK/IA	FOUR CHASE METROTECH CENTER 3RD FLOOR BROOKLYN NY NEW YORK 11201 US

KEYBANK NATIONAL ASSOCIATION	4900 TIEDEMAN RD BROOKLYN OH OHIO 44144 US	LAURENTIAN BANK SECURITIES INC.	1981 MCGILL COLLEGE AVE. SUITE 100 MONTREAL QUEBEC H3A 3K3 CA CANADA

LPL FINANCIAL LLC	4707 EXECUTIVE DRIVE SAN DIEGO CA CALIFORNIA 92121 US	MANUFACTURERS AND TRADERS TRUST COMPANY	ONE M&T PLAZA TRUST OPS 8TH FLOOR BUFFALO NY NEW YORK 14203 US

MANULIFE SECURITIES INCORPORATED	1235 NORTH SERVICE ROAD WEST OAKVILLE ON ONTARIO L6M 2W2 CA CANADA	MARSCO INVESTMENT CORPORATION	101 EISENHOWER PARKWAY ROSELAND NJ NEW JERSEY 07068 US

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	4804 Deer Lake Drive East FL9-803-04-04- 4th floor JACKSONVILLE FL FLORIDA 32246 US	MIRAE ASSET SECURITIES (USA) INC./STOCK LOAN CONDUIT ACCOUNT	810 SEVENTH AVE 37TH FLOOR NEW YORK NY NEW YORK 10019

Broker Name	Broker Address	Broker Name	Broker Address
MIRAE ASSET SECURITIES (USA), INC.	810 SEVENTH AVE 37TH FLOOR NEW YORK NY NEW YORK 10019	MITSUBISHI UFJ TRUST & BANKING CORPORATION, NEW YORK BRANCH	280 PARK AVE 39TH FL-WEST BLDG NEW YORK NY NEW YORK 10017

Morgan Stanley	1300 THAMES STREET THAMES STREET WHARF BALTIMORE MD MARYLAND 21231 US	MORGAN STANLEY & CO. LLC	1300 THAMES ST. BALTIMORE MD MARYLAND

MORGAN STANLEY SMITH BARNEY LLC	1 NEW YORK PLAZA 39TH FLOOR NEW YORK NY NEW YORK 10004 US	MURIEL SIEBERT & CO., INC.	77 SUMMER STREET 3RD FLOOR BOSTON MA MASSACHUSETTS 02210 US

NATIONAL FINANCIAL SERVICES LLC	499 WASHINGTON BOULEVARD 5TH FLOOR JERSEY CITY NJ NEW JERSEY 07310 US	NBCN INC.	1010 rue De La Gauchetière Mezzanine 100 MONTREAL QUEBEC H3B 5J2 CA CANADA

NOMURA INTERNATIONAL TRUST COMPANY	309 WEST 49TH STREET 10TH FLOOR NEW YORK NY NEW YORK 10019 US	ODLUM BROWN LIMITED	250 HOWE STREET SUITE 1100 VANCOUVER BC BRITISH COLUMBIA V6C 3R8 CA CANADA

OPPENHEIMER & CO. INC.	85 BROAD STREET NEW YORK NY NEW YORK 10004 US	PERSHING LLC	1 PERSHING PLAZA JERSEY CITY NJ NEW JERSEY 07399 US

PHILLIP CAPITAL INC.	141 W. JACKSON BLVD. SUITE 3050 CHICAGO IL ILLINOIS 60604 US	PI FINANCIAL CORP.	666 BURRARD ST SUITE 1900 VANCOUVER BC BRITISH COLUMBIA V6C 3N1 CA CANADA

PNC BANK, NATIONAL ASSOCIATION	4100 W 150TH STREET ASSET MOVEMENT TEAM 3RD FL, LOCATOR B7-YB17-03-03 CLEVELAND OH OHIO 44135 US	PRINCIPAL BANK	711 HIGH STREET DES MOINES IA IOWA 50392

QUESTRADE INC./CDS**	5650 YONGE ST., Suite 1700 TORONTO ON ONTARIO M2M 4G3 CA CANADA	Raymond James & Associates, Inc.	880 CARILLON PKWY ST. PETERSBURG FL FLORIDA 33733-2749 US

Broker Name	Broker Address	Broker Name	Broker Address
RAYMOND JAMES LTD.	925 WEST GEORGIA STREET SUITE 2200 VANCOUVER BC BRITISH COLUMBIA V6C 3L2 CA CANADA	RBC CAPITAL MARKETS, LLC	60 SOUTH 6TH ST. MINNEAPOLIS MN MINNESOTA 55402 US

RBC DOMINION SECURITIES INC	21 COMMERCE COURT SOUTH 2ND FLOOR TORONTO ON ONTARIO M5L 1A7 CANADA	RELIANCE TRUST COMPANY	1100 ABERNATHY RD. 500 NORTHPARK SUITE 400 ATLANTA GA GEORGIA 30113 US

RELIANCE TRUST COMPANY	4900 W. BROWN DEER RD MILWAUKEE WI WISCONSIN 53223 US	ROBERT W. BAIRD & CO. INCORPORATED	777 E WISCONSIN AVE 9TH FLOOR MILWAUKEE WI WISCONSIN 53202 US

ROBINHOOD SECURITIES, LLC	500 COLONIAL CENTER PARKWAY SUITE 100 LAKE MARY FL FLORIDA 32746 US	SAFRA SECURITIES LLC	546 5TH AVENUE NEW YORK NY NEW YORK 10036 US

SCOTIA CAPITAL (USA) INC.	150 KING STREET W 5TH FLOOR TORONTO ON ONTARIO M5H 1J9 CA CANADA	SEI PRIVATE TRUST COMPANY	1 FREEDOM VALLEY DRIVE OAKS PA PENNSYLVANIA 19456 US

SEI PRIVATE TRUST COMPANY	1 FREEDOM VALLEY DRIVE OAKS PA PENNSYLVANIA 19456 US	SG AMERICAS SECURITIES, LLC	480 WASHINGTON BLVD. 20TH FLOOR JERSEY CITY NJ NEW JERSEY 07310 US

SSB—BLACKROCK INSTITUTIONAL TRUST	50 California Street San Francisco CA CALIFORNIA 94163	SSB—TRUST CUSTODY	30 ADELAIDE ST EAST SUITE 800 TORONTO ON ONTARIO M5C 3G6 CA CANADA

SSB&T CO/CLIENT CUSTODY SERVICES	1776 HERITAGE DRIVE NORTH QUINCY MA MASSACHUSETTS 02171	STATE STREET BANK & TRUST CO	16 WALL STREET 5TH FLOOR NEW YORK NY NEW YORK 10005 US

STATE STREET BANK & TRUST COMPANY / ISHARES EUROPE	1776 HERITAGE DRIVE NORTH QUINCY MA MASSACHUSETTS 02171	STATE STREET BANK & TRUST/STATE STREET TOTALETF	1776 Heritage Drive NORTH QUINCY MA MASSACHUSETTS 02717

STATE STREET BANK AND TRUST COMPANY	30 ADELAIDE ST EAST SUITE 800 TORONTO ON ONTARIO M5C 3G6 CA CANADA	STIFEL, NICOLAUS & COMPANY, INCORPORATED	501 N BROADWAY ST. LOUIS MO MISSOURI 63102 US

Broker Name	Broker Address	Broker Name	Broker Address
STONEX FINANCIAL INC.	2 PERIMETER PARK SOUTH SUITE 100 W BIRMINGHAM AL ALABAMA 35243 US	TD AMERITRADE CLEARING, INC.	200 S 108TH AVE OMAHA NE NEBRASKA 68154 US

TD WATERHOUSE CANADA INC ATTN: MANDATORY CORPORATE ACTIONS	77 BLOOR STREET WEST 3RD FLOOR TORONTO ON ONTARIO M5S 1M2 CA CANADA	TEXAS TREASURY SAFEKEEPING TRUST COMPANY	208 E 10TH ST AUSTIN TX TEXAS 78701 US

THE BANK OF NEW YORK MELLON	500 GRANT STREET 27TH FLOOR PITTSBURGH PA PENNSYLVANIA 15258 US	THE HUNTINGTON NATIONAL BANK	7 EASTON OVAL EA4E62 COLUMBUS OH OHIO 43209 US

THE NORTHERN TRUST COMPANY	333 South Wabash Ave, 32nd Floor Attn: Trade Securities Processing CHICAGO IL ILLINOIS 60603 US	TRADESTATION SECURITIES, INC.	120 RIVERSIDE PLAZA SUITE 1650 CHICAGO IL ILLINOIS 60606 US

U.S. BANCORP INVESTMENTS, INC.	60 LIVINGSTON AVE EP-MN-WN1B ST. PAUL MN MINNESOTA 55107-1419 US	U.S. BANK N.A./ETF	1555 N RIVER CENTER DRIVE MILWAUKEE WI WISCONSIN 53212

U.S. BANK NATIONAL ASSOCIATION	1555 NORTH RIVERCENTER DRIVE, SUITE 302 SUITE 302 MILWAUKEE WI WISCONSIN 53212 US	UBS AG	480 WASHINGTON BLVD. 12TH FLOOR JERSEY CITY NJ NEW JERSEY 07310 US

UBS FINANCIAL SERVICES INC.	1000 HARBOR BOULEVARD WEEHAWKEN NJ NEW JERSEY 07086 US	UBS SECURITIES LLC	677 WASHINGTON BLVD STAMFORD CT CONNECTICUT 06901 US

Broker Name	Broker Address	Broker Name	Broker Address
UMB BANK, NATIONAL ASSOCIATION	928 GRAND BLVD KANSAS CITY MO MISSOURI 64106 US	VANGUARD MARKETING CORPORATION	100 VANGUARD BLVD MALVERN PA PENNSYLVANIA 19355 US

VELOCITY CLEARING, LLC	1301 Route 36 Suite 109 (Attn: Chris Felicetti) HAZLET NEW JERSEY 7730 US	VELOX CLEARING LLC	2400 E. KATELLA AVENUE SUITE 725A ANAHEIM CA CALIFORNIA 92806 US

VIRTU AMERICAS LLC	ONE LIBERTY PLAZA, 165 BROADWAY 5TH FLOOR NEW YORK NY NEW YORK 10006 US	VISION FINANCIAL MARKETS LLC	4 HIGH RIDGE PARK SUITE 100 STAMFORD CT CONNECTICUT 06905 US

WEDBUSH SECURITIES INC	1000 WILSHIRE BLVD 8TH FLOOR LOS ANGELES CA CALIFORNIA 90017 US	WEDBUSH SECURITIES INC.	1000 WILSHIRE BLVD. LOS ANGELES CA CALIFORNIA 90017 US

WELLS FARGO BANK, N.A./SIG	733 MARQUETTE AVE 4TH FLOOR MAC N9306-04D MINNEAPOLIS MN MINNESOTA 55402 US	WELLS FARGO CLEARING SERVICES LLC	1 NORTH JEFFERSON MAIL CODE: H0006-094 ST. LOUIS MO MISSOURI 63103 US

WELLS FARGO SECURITIES, LLC	1525 WEST W T HARRIS BLVD CHARLOTTE NC NORTH CAROLINA 28262 US	WILSON-DAVIS & CO., INC.	236 SOUTH MAIN STREET SALT LAKE CITY UT UTAH 84101 US

About Scilex Holding Company

Scilex Holding Company, a majority-owned subsidiary of Sorrento Therapeutics, Inc., is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex is uncompromising in its focus to become the global pain management leader committed to social, environmental, economic, and ethical principles to responsibly develop pharmaceutical products to maximize quality of life. Results from the Phase III Pivotal Trial C.L.E.A.R Program for SEMDEXATM, its novel, non-opioid product for the treatment of lumbosacral radicular pain (sciatica), were announced in March 2022. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with moderate to severe pain. Scilex launched its first commercial product in October 2018, in-licensed a commercial product in June 2022, and is developing its late-stage pipeline, which includes a pivotal Phase 3 candidate and one Phase 2 and one Phase 1 candidate. Its commercial product, ZTlido® (lidocaine topical system) 1.8%, or ZTlido®, is a prescription lidocaine topical product approved by the U.S. Food and Drug Administration for the relief of pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain. Scilex in-licensed the exclusive right to commercialize Gloperba® (colchicine USP) oral solution, an FDA-approved prophylactic treatment for painful gout flares in adults, in the U.S. Scilex is planning to commercialize Gloperba® in 2023 and is well-positioned to market and distribute the product. Scilex’s three product candidates are SP-102 (injectable dexamethasone sodium phosphate viscous gel product containing 10 mg dexamethasone), or SEMDEXA™, a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, with FDA Fast Track status; SP-103 (lidocaine topical system) 5.4%, a Phase 2, triple-strength formulation of ZTlido®, for the treatment of low back pain, with FDA Fast Track status; and SP-104, 4.5 mg Delayed Burst Release Low Dose Naltrexone Hydrochloride (DBR-LDN) Capsule, for the treatment of chronic pain, fibromyalgia in multiple Phase 1 programs expected to be initiated this year. For further information regarding the SP-102 Phase 3 efficacy trial, see NCT identifier NCT03372161 – Corticosteroid Lumbar Epidural Analgesia for Radiculopathy – Full Text View – ClinicalTrials.gov.

Scilex Holding Company is headquartered in Palo Alto, California, with operations in both Palo Alto and San Diego, California. For further information please visit www.scilexholding.com.

About Sorrento Therapeutics, Inc.

Sorrento is a clinical and commercial stage biopharmaceutical company developing new therapies to treat cancer, pain (non-opioid treatments), autoimmune disease and COVID-19. Sorrento’s multimodal, multipronged approach to fighting cancer is made possible by its extensive immuno-oncology platforms, including key assets such as Abivertinib, next-generation tyrosine kinase inhibitors (“TKIs”), fully human antibodies (“G-MAB™ library”), immuno-cellular therapies (“DAR-T™”), antibody-drug conjugates (“ADCs”), and oncolytic virus (“Seprehvec™”). Sorrento is also developing potential antiviral therapies and vaccines against coronaviruses, including STI-1558, COVI-MSC™; and diagnostic test solutions, including COVIMARK™.

Sorrento’s commitment to life-enhancing therapies for patients is also demonstrated by our effort to advance a TRPV1 agonist, non-opioid pain management small molecule, resiniferatoxin (“RTX”), and SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (SEMDEXA™), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, and to commercialize ZTlido® (lidocaine topical system) 1.8% for the treatment of postherpetic neuralgia (PHN). RTX has been cleared for a Phase II trial for intractable pain associated with cancer and a Phase II trial in osteoarthritis patients. Positive final results from the Phase III Pivotal Trial C.L.E.A.R. Program for SEMDEXA™, its novel, non-opioid product for the treatment of lumbosacral radicular pain (sciatica), were announced in March 2022. ZTlido® was approved by the FDA on February 28, 2018.

For more information visit www.sorrentotherapeutics.com.

Contacts:

For Scilex Holding Company

Jaisim Shah

Chief Executive Officer

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: jshah@scilexpharma.com

Website: www.sorrentotherapeutics.com and www.scilexholding.com

Investors and Media Contact:

Elizabeth Czerepak

Email: mediarelations@sorrentotherapeutics.com

Website: www.sorrentotherapeutics.com

Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

G-MAB™, DAR-T™, Seprehvec™, SOFUSA™, COVI-MSC™, COVIMARK™, Ovydso™ and FujoveeTM are trademarks of Sorrento Therapeutics, Inc.

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is an exclusive, transferable license to use the trademark by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2023 Sorrento Therapeutics, Inc. All Rights Reserved.